Exhibit 10.9

                                AMENDMENT SIX TO

                        RETIREMENT PLAN FOR EMPLOYEES OF

                CAPITAL SOUTHWEST CORPORATION AND ITS AFFILIATES

                 As Amended and Restated Effective April 1, 1989



     WHEREAS, effective as of April 1, 1989, the Retirement Plan for Employees of Capital Southwest Corporation and Its Affiliates (the "Plan") was amended and restated in its entirety;

     WHEREAS, by the terms of Section 6.4 of the Plan, the Plan may be amended; and

     WHEREAS, it is necessary that certain technical amendments be made to the Plan in order to obtain approval of the Internal Revenue Code for the continued qualification of the Plan;

     NOW, THEREFORE, the Plan is hereby amended, effective as of the dates specified below, as follows:

     1. Effective as of April 1, 1997, Section 1.6 is amended to read in its entirety as follows:

     "1.6 - PARTICIPATION AND BENEFITS FOR FORMER LEASED EMPLOYEES

          A "Leased Employee" as defined under Section 414(n) of the Internal Revenue Code is any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Internal Revenue Code Section 414(n)(6)) on a substantially full-time basis for a period of at least 1 year, and such services are performed under the recipient's primary direction or control. Any such Leased Employee of an Employer or Designated Nonparticipating Employer shall not be deemed for any purposes of the Plan to be an employee of such Employer or Designated Nonparticipating Employer. However, in the event that any such former Leased Employee qualifies as an Employee as defined herein on or after the Effective Date of the Plan, unless the Plan is otherwise excluded by applicable regulations from the requirements of Section 414(n) of the Internal Revenue Code, the total period that he provided services to the Employer or Designated Nonparticipating Employer as a Leased Employee shall be treated under the Plan in determining his nonforfeitable right to his accrued benefits and his eligibility to become a Participant in the Plan in the manner described in Section 1.5(A) hereof as though he had been an employee of a Designated Nonparticipating Employer during such period of service (but such service shall not be included in the service that is used to calculate any benefits that he accrues under the Plan)."


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     2. Effective as of January 1, 1995, the first sentence of Section 4.1(A)(2)
of the Plan is amended to read as follows:

          "The mortality assumptions that are used to compute the actuarially equivalent maximum amount of retirement income permitted under this Section 4.1(A) on and after January 1, 1995 shall be based upon the mortality table prescribed by the Secretary of Treasury pursuant to Section 415(b)(2(E) of the Internal Revenue Code (which as of January 1, 1995 is based upon a fixed blend of 50% of the male mortality rates and 50% of the female mortality rates from the 1983 Group Annuity Mortality Table)."


     IN  WITNESS  WHEREOF,   CAPITAL  SOUTHWEST   CORPORATION  has  caused  this
instrument to be executed by its duly authorized officer on this ____ day of ________________, 20___.

                                                   CAPITAL SOUTHWEST CORPORATION


                                                   By___________________________

                                                   Title:_______________________




















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